     As filed with the Securities and Exchange Commission on March 2, 1994

                                      Registration No. _______________
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                               ANDREW CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                36-2092797
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)
                             10500 W. 153rd Street
                          Orland Park, Illinois 60462
                    (Address of Principal Executive Offices)

                    1994 ANDREW EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

   Charles R. Nicholas                         Copy to:
 Vice President, Finance                    Karen S. Lyons
    and Administration                  Gardner, Carton & Douglas
and Chief Financial Officer              321 North Clark Street
    Andrew Corporation                         Suite 3400
   10500 W. 153rd Street                 Chicago, Illinois 60610
Orland Park, Illinois 60462                  (312) 644-3000
       (708) 349-3300

(Name, address and telephone number, including area code, of agents for service)

                             --------------------
                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------

                                       Proposed
 Title of                              maximum       Proposed
securities                  Amount     offering       maximum        Amount of
  to be                      to be      price        aggregate     registration
registered                registered  per share   offering price       fee
- --------------------------------------------------------------------------------
Common stock, $.01 par
value per share           525,000*    $31.58**    $16,579,500.00** $5,718.00

- -------------------------------------------------------------------------------

* Adjusted to give effect to the three-for-two stock split effective March 2, 1994.

** Estimated solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market System on March 1, 1994, adjusted to give effect to the three-for-two stock split.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

     (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993;

    (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993.

    (iii) the Registrant's definitive proxy statement dated December 28, 1993, for its Annual Meeting of Stockholders;

     (iv) the Registrant's Current Report on Form 8-K dated August 4, 1989, containing a description of the Registrant's Common Stock.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the Securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  EXPERTS

    The consolidated financial statements and financial statement schedules of the Registrant and its subsidiaries included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, have been examined by Ernst & Young, independent auditors, and are incorporated herein by reference in reliance upon their reports given on their authority as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law and the Registrant's Restated Certificate of Incorporation provide for the indemnification of directors and officers of the Registrant against liabilities incurred by them in certain stated proceedings and under certain stated conditions. The Registrant has obtained insurance covering its directors and officers against certain personal liability which may include liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

    Exhibit No.                     Description
    -----------                     -----------

       4.1 Stockholder Rights Agreement dated September 22, 1988 filed as Exhibit 1.2 to the Registrant's Form 8-A dated November 14, 1988, and incorporated herein by reference and Amendment No. 1, dated as of July 1, 1992, to such Rights Agreement filed as Exhibit 4 to the Registrant's Form 8-K dated July 1, 1992, and incorporated herein by reference.

       5            Opinion of counsel regarding legality.

      23.1          Consent of Ernst & Young.

      23.2 Consent of Gardner, Carton & Douglas (included in Exhibit 5 hereof).

      24            Power of Attorney.

ITEM 9.  UNDERTAKINGS

A.  INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


B.  SUBSEQUENT EXCHANGE ACT DOCUMENTS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  OTHER

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, State of Illinois, on March 2, 1994.


                                      ANDREW CORPORATION

                                      By:  /s/  Floyd L. English
                                           -------------------------------------
                                           Floyd L. English
                                           President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 2, 1994 by the following persons in the capacities indicated.

    Signature                                    Title
    ---------                                    -----

/s/ Charles R. Nicholas              Vice President, Finance and
- ------------------------------       Administration and Chief Financial
Charles R. Nicholas                  Officer


/s/ Gregory F. Maruszak              Vice President, Controller (Chief
- ------------------------------       Accounting Officer)
Gregory F. Maruszak


             *                       Director
- ------------------------------
John G. Bollinger

             *                       Director
- ------------------------------
Jon L. Boyes

             *                       Director
- ------------------------------
George N. Butzow

             *                       Director
- ------------------------------
Kenneth J. Douglas

/s/ Floyd L. English                 Director
- ------------------------------
Floyd L. English

             *                       Director
- ------------------------------
Donald N. Frey

             *                       Director
- ------------------------------
Carole M. Howard

             *                       Director
- ------------------------------
Ormand J. Wade


*By: /s/ James F. Petelle
     -------------------------
     Attorney-in-fact
     James F. Petelle

Exhibit No.                        Description
- -----------                        -----------

   4.1 Stockholder Rights Agreement dated September 22, 1988 filed as Exhibit 1.2 to the Registrant's Form 8-A dated November 14, 1988, and incorporated herein by reference and Amendment No. 1, dated as of July 1, 1992, to such Rights Agreement filed as Exhibit 4 to the Registrant's Form 8-K dated July 1, 1992, and incorporated herein by reference.

   5          Opinion of counsel regarding legality.                          7

  23.1        Consent of Ernst & Young.                                       8

  23.2        Consent of Gardner, Carton & Douglas (included in
              Exhibit 5 hereof).

  24          Power of Attorney.                                              9